UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          ____________________________


                                   FORM 8-K/A


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 JUNE 23, 1997


                          BLACK WARRIOR WIRELINE CORP.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-18754                                          11-2904094
(Commission file number)                     (IRS employer identification no.)


         3748 HIGHWAY 45 NORTH
         COLUMBUS, MISSISSIPPI                              39701
(Address of principal executive offices)                  (Zip code)


                                 (601) 329-1047
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following financial statements of the business acquired are filed as exhibits hereto:


     Financial Statements of Petro - Log, Inc. as of March 31, 1997 and for the years ended March 31, 1997 and 1996

     Report of Independent Accountants

     Balance Sheet as of March 31, 1997

     Statements of Operations for the years ended March 31, 1997 and 1996

     Statements of Stockholders' Equity for the years ended March 31, 1997 and 1996

     Statements of Cash Flows for the years ended March 31, 1997 and 1996

     Notes to Financial Statements



         (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial statements of the registrant are filed as an exhibit hereto:

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1996

     Unaudited   Pro   Forma   Condensed   Consolidated   Financial   Statements
     Introduction

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1997

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS, CONTINUED

(c)     EXHIBITS.

         NONE

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARY





Date:  August 20, 1997                      By:  /s/ William Jenkins
       ---------------                           -------------------------------
                                                 William Jenkins, President
                                                  and Chief Operating Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                                     SEQUENTIAL
                          DESCRIPTION                                 PAGE NO.
                          -----------                                 --------

Financial Statements of Petro - Log, Inc. as of March 31, 1997
and for the years ended March 31, 1997 and 1996 ................     F-1  - F-9

Unaudited Pro Forma Condensed Consolidated Financial Statements
of Black Warrior Wireline Corp. and Subsidiaries for the six
months ended June 30, 1997 and for the year ended December 31,
1996 ...........................................................     F-10 - F-14

                               PETRO - LOG, INC.

                              FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED MARCH 31, 1997 AND 1996

REPORT OF INDEPENDENT ACCOUNTANTS



The Stockholders
Petro - Log, Inc.
Gillette, Wyoming

We have  audited  the  accompanying  balance  sheet  of Petro - Log,  Inc.  (the
Company) as of March 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the years ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Petro - Log, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the years ended March 31, 1997 and 1996 in conformity with generally accepted accounting principles.



                                                        COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
July 15, 1997

PETRO - LOG, INC.
BALANCE SHEET
March 31, 1997



                                     ASSETS

Current assets:
   Cash and cash equivalents                                        $ 1,040,233
   Accounts receivable                                                  154,012
   Inventories                                                           74,131
   Prepaid expenses                                                      54,580
                                                                    ------------

          Total current assets                                        1,322,956
Deferred tax asset                                                       58,283
Property, plant, and equipment, less accumulated depreciation of
   $5,142,675 at March 31, 1997                                         575,598
                                                                    ------------

          Total assets                                              $ 1,956,837
                                                                    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
   Accounts payable                                                 $    34,343
   Taxes payable                                                          8,057
   Note payable, related party                                           26,256
   Note payable                                                          10,969
   Deferred tax liability                                                79,492
   Other liabilities                                                     12,944
                                                                    ------------

          Total current liabilities                                     172,061
                                                                    ------------

Stockholders' equity:
   Common stock, no par value; 100 shares authorized;
     and issued, 95 shares outstanding                                   10,000
   Retained earnings                                                  1,813,031
   Treasury stock, at cost, 5 shares                                    (38,255)
                                                                    ------------

          Total stockholders' equity                                  1,784,776
                                                                    ------------

                                                                    $ 1,956,837
                                                                    ============


The accompanying notes are an integral part of these financial statements.

PETRO - LOG, INC.
STATEMENTS OF OPERATIONS
for the years ended March 31, 1997 and 1996



                                                                      1997           1996
Net revenues                                                     $ 1,456,272    $ 1,578,722

Operating costs                                                    1,058,083      1,382,312

General and administrative expenses                                  257,552        316,457

Depreciation                                                          75,243         93,385
                                                                ------------    -----------

     Income (loss) from operations                                    65,394       (213,432)

Other (expense) income:
  Interest expense                                                    (1,504)        (1,846)

  Gain on sale of property, plant, and equipment, net                675,000          1,509
                                                                ------------    -----------

     Income (loss) before (provision) benefit for income taxes       738,890       (213,769)

(Provision) benefit for income taxes                                (262,000)        61,097
                                                                ------------    -----------

     Net income (loss)                                           $   476,890    $  (152,672)
                                                                ============    ===========



The accompanying notes are an integral part of these financial statements.

PETRO - LOG, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
for the years ended March 31, 1997 and 1996





                                                Common Stock                              Treasury Stock
                                            ---------------------      Retained         ---------------------       Total
                                            Shares       Value         Earnings         Shares      Value          Equity
                                            -------   -----------    ------------       -------  ------------   ------------
Balance, March 31, 1995                        100    $    10,000    $ 1,632,464             5   $   (38,255)   $ 1,604,209

Net loss                                                                (152,672)                                  (152,672)

Forgiveness of shareholder receivable
   in the form of dividends                                             (120,569)                                  (120,569)
                                            -------   -----------    ------------       -------  ------------   ------------

Balance, March 31, 1996                        100         10,000      1,359,223             5       (38,255)     1,330,968

Net income                                                               476,890                                    476,890

Forgiveness of shareholder receivable
   in the form of dividends                                              (23,082)                                   (23,082)
                                            -------   -----------    ------------       -------  ------------   ------------

Balance, March 31, 1997                        100    $    10,000    $ 1,813,031             5   $   (38,255)   $ 1,784,776
                                            =======   ===========    ============       =======  ============   ============



The accompanying notes are an integral part of these financial statements.

PETRO - LOG, INC.
STATEMENTS OF CASH FLOWS
for the years ended March 31, 1997 and 1996


                                                                                                       1997                  1996
Cash flows from operating activities:
  Net income (loss)                                                                                $   476,890          $  (152,672)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation                                                                                      75,243               93,385
      Gain on sale of property, plant, and equipment                                                  (675,000)              (1,509)
      Provision (benefit) for deferred taxes                                                           253,940              (61,097)
      Change in:
             Accounts receivable                                                                        42,821              (20,716)
             Related party receivable                                                                  (23,082)            (120,569)
             Inventories                                                                                (9,187)               5,261
             Prepaid expenses                                                                           13,146               (2,116)
             Accounts payable                                                                          (14,985)              (5,270)
             Taxes payable                                                                               8,057
             Accrued expenses                                                                           (5,747)               4,826
                                                                                                   -----------          -----------

                     Net cash provided by (used in) operating activities                               142,096             (260,477)
                                                                                                   -----------          -----------

Cash flows from investing activities:
  Purchases of property, plant, and equipment                                                          (19,585)             (32,763)
  Proceeds from sale of property, plant, and equipment                                                 675,000                1,509
                                                                                                   -----------          -----------

                     Cash provided by (used in) investing activities                                   655,415              (31,254)
                                                                                                   -----------          -----------

Cash flows from financing activities:
  Principal payments, note payable                                                                      (8,804)              (8,492)
  Principal payments, related party note payable                                                        (1,933)
                                                                                                   -----------          -----------

                     Cash used in financing activities                                                 (10,737)              (8,492)
                                                                                                   -----------          -----------

                     Net increase (decrease) in cash and cash equivalents                              786,774             (300,223)
Cash and cash equivalents, beginning of year                                                           253,459              553,682
                                                                                                   -----------          -----------

Cash and cash equivalents, end of year                                                             $ 1,040,233          $   253,459
                                                                                                   ===========          ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                                                       $     1,504          $     1,846
                                                                                                   ===========          ===========

Supplemental schedule of noncash investing and financing activities:
  Forgiveness of related party receivable in the form of a dividend                                $    23,082          $   120,569
                                                                                                   ===========          ===========


The accompanying notes are an integral part of these financial statements.

PETRO - LOG, INC.
NOTES TO FINANCIAL STATEMENTS


1.   GENERAL INFORMATION

     Petro - Log, Inc. (the Company), incorporated in Wyoming, is an integrated oil and gas well servicing company which provides wireline, drilling, completion, and workover services primarily in Wyoming, Montana and South Dakota.

2.   SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS - The Company considers all investments with an original maturity of three months or less to be cash equivalents.

     INVENTORIES - Inventories, which consist primarily of supplies used in well servicing activities, are stated at the lower of cost (first-in, first-out method) or net realizable value.

     PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment is stated at cost. The cost of maintenance and repairs is charged to expense when incurred; the cost of betterments is capitalized. The cost of assets sold or otherwise disposed of and the related accumulated depreciation are removed from the accounts and the gain or loss on such disposition is included in income. Depreciation is computed using accelerated methods over the estimated useful lives of the assets (buildings - 20 to 40 years, vehicles and other equipment - 3 to 14 years).

     INCOME TAXES - The Company uses an asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets are recognized only to the extent of their anticipated realization.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of the Company's cash and cash equivalents, accounts receivable, other receivables, and note payable - related party approximates fair value due to the relatively short period to maturity of these instruments.

3.   RELATED PARTY TRANSACTIONS

     At March 31, 1997, the Company had a note payable due on demand in the amount of $26,256 due to one of its stockholders.

4.   PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment includes the following at March 31, 1997:

                                                        1997

       Land                                          $   69,770
       Vehicles                                       1,969,414
       Leasehold improvements                           149,822
       Operating equipment                            2,654,171
       Office equipment                                  77,466
       Buildings                                        714,993
       Airplane                                          82,637
                                                     ----------

                                                      5,718,273
       Less accumulated depreciation                  5,142,675
                                                     ----------

       Net property, plant, and equipment            $  575,598
                                                     ==========

5.   LONG-TERM FINANCING ARRANGEMENT

     The Company entered into a long-term financing arrangement in June 1988 with Contract Service Center for the purchase of land and building. The outstanding debt as of March 31, 1997 was $10,969 at an interest rate of 10%. The debt is collateralized by land and building with a net book value of $60,211.

6.   INCOME TAXES

     Provision (benefit) for income taxes consists of the following for the years ended March 31, 1997 and 1996:

                                                                 1997         1996
     Federal:
       Current                                              $   8,057
       Deferred, net of utilization of net operating loss
         carryforwards                                        (16,003)   $ (61,097)
       Utilization of net operating loss carryforwards        269,946
                                                            ---------    ---------
                                                            $ 262,000    $ (61,097)
                                                            =========    =========

     The provision (benefit) for federal income taxes differs from the amount computed by applying the federal income tax statutory rate of 34% to the income (loss), as follows:

                                                           1997           1996

      Tax provision (benefit) at federal statutory rate  $ 251,223    $ (72,568)
      Nondeductible meals and entertainment                 11,191       11,471
      Other                                                   (414)
                                                         ---------    ---------

      Provision (benefit) for federal income taxes       $ 262,000    $ (61,097)
                                                         =========    =========


     The Company has available loss carryforwards of approximately $ 96,000 for federal purposes that expire March 31, 2011.

     Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. The primary cause of temporary differences for the Company is that the tax returns are filed on the cash basis while the financial statements are prepared on the accrual basis. The specific items which comprise a significant portion of the deferred tax assets and liabilities at March 31, 1997 are as follows:

     Gross deferred tax assets:
       Accounts payable                                       $ 16,634
       Property, plant, and equipment                           17,631
       Net operating loss carryforwards                         32,595
       Alternative minimum tax credit carryforwards              8,057
                                                             ----------
            Gross deferred tax asset                            74,917
                                                             ----------

     Gross deferred tax liabilities:
       Accounts receivable                                     (52,364)
       Inventories                                             (25,205)
       Prepaid expenses                                        (18,557)
                                                             ----------
            Gross deferred tax liability                       (96,126)
                                                             ----------
            Net deferred tax liability                        $(21,209)
                                                             ==========

7.   MAJOR CUSTOMERS

     Most of the Company's business activity is with customers engaged in drilling and operating natural gas wells primarily in Wyoming. Substantially all of the Company's accounts receivable at March 31, 1997 is from such customers. Performance in accordance with the credit arrangements is in part dependent upon the economic condition of the natural gas industry in the respective geographic areas. The Company does not require its customers to pledge collateral on its accounts receivable.

     The Company earned revenues in excess of 10% of its total revenues from the following customers for the years ended March 31, 1997 and 1996:

                                                         1997             1996

           Amoco, Inc.                              $   187,880      $   456,735
           Barrett                                      213,080
           Devon                                        154,123
           Louisiana Land & Exploration                 310,955          236,908
                                                    -----------      -----------
                                                    $   866,038      $   693,643
                                                    ===========      ===========


8.   SUBSEQUENT EVENT

     On June 9, 1997, all outstanding stock of Petro - Log, Inc. was sold to Black Warrior Wireline Corp. for $2,137,500.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS INTRODUCTION

The accompanying unaudited pro forma condensed consolidated financial statements reflect the consolidated results of operations of Black Warrior Wireline Corp. (the Company) for the year ended December 31, 1996, and the six months ended June 30, 1997 after giving pro forma effect to (i) the purchase of Petro - Log, Inc. (Petro - Log), (ii) the purchase of Dyna Jet, Inc. (Dyna Jet), (iii) the purchase of Production Well Services, Inc. (PWS), and (iv) incurrence of debt in connection with the acquisitions. The purchases of Petro - Log, Dyna Jet, and PWS were all completed prior to June 30, 1997 and therefore are reflected in the Company's June 30, 1997 condensed consolidated balance sheet, previously filed on Form 10-QSB. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical financial statements of the Company, Dyna Jet and Petro - Log and the related notes thereto. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved had the acquisitions actually been completed or debt been issued as of the dates indicated on the following pages nor which may be achieved in the future.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the year ended December 31, 1996


                                                       Black Warrior
                                                          Wireline
                                                          Corp. and        Dyna Jet      Petro - Log
                                                       Subsidiaries (a)   Inc.   (b)       Inc. (c)        PWS (d)
                                                       ---------------- ------------    ------------    ------------
Revenues                                                $  7,582,021    $    514,590    $  1,456,272    $    805,299

Operating costs                                            5,116,777         175,111       1,058,083         590,858
Selling, general, and administrative expenses              1,302,994         349,685         257,552         130,430
Depreciation and amortization                                574,400          43,155          75,243          25,800
                                                        ------------    ------------    ------------    ------------

          Income (loss) from operations                      587,850         (53,361)         65,394          58,211
Interest expense and amortization of debt discount          (342,197)         (1,129)         (1,504)         (9,868)
Net gain (loss) on sale of fixed assets                       76,645          (3,550)        675,000
Other income (loss)                                           39,425            (284)
                                                        ------------    ------------    ------------    ------------

           Income (loss) before benefit (provision)
            for income taxes and extraordinary gain          361,723         (58,324)        738,890          48,343
Benefit (provision) for income taxes                          65,715         (21,924)       (262,000)        (16,437)
                                                        ------------    ------------    ------------    ------------

           Income (loss) before extraordinary gain           427,438         (80,248)        476,890          31,906
Extraordinary gain on extinguishment of debt               1,608,501
                                                        ------------    ------------    ------------    ------------



            Net income (loss)                           $  2,035,939    $    (80,248)   $    476,890    $     31,906
                                                        ============    ============    ============    ============

Income per common share (h):
   Income before extraordinary gain                     $       0.41
   Extraordinary gain                                           1.55
                                                        ------------

            Net income per common share                 $       1.96
                                                        ============

Weighted average number of common shares
  outstanding (h)                                          1,040,192
                                                        ============

                                                                               Pro Forma
                                                             Pro Forma       Consolidated
                                                            Adjustments      As Adjusted
                                                          -------------     --------------
Revenues                                                                     $ 10,358,182

Operating costs                                                                 6,940,829
Selling, general, and administrative expenses                                   2,040,661
Depreciation and amortization                             $    419,249 (e)      1,137,847
                                                          ------------       ------------

          Income (loss) from operations                       (419,249)           238,845
Interest expense and amortization of debt discount            (499,045)(f)       (853,743)
Net gain (loss) on sale of fixed assets                                           748,095
Other income (loss)                                                                39,141
                                                          ------------       ------------

           Loss before benefit (provision) for income
              taxes and extraordinary gain                    (918,294)           172,338
Benefit (provision) for income taxes                           283,830 (g)         49,184
                                                          ------------       ------------

           Income (loss) before extraordinary gain            (634,464)           221,522
Extraordinary gain on extinguishment of debt                                    1,608,501
                                                          ------------       ------------

                                                                                        0

            Net income (loss)                             $   (634,464)      $  1,830,023
                                                          ============       ============

Income per common share (h):
   Income before extraordinary gain                                          $       0.13
   Extraordinary gain                                                                0.97
                                                                             ------------

            Net income per common share                                      $       1.10
                                                                             ============

Weighted average number of common shares
  outstanding (h)                                                               1,663,388
                                                                             ============




See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the six months ended June 30, 1997

                                                     Black Warrior
                                                       Wireline                                                        Pro Forma
                                                       Corp. and      Petro - Log                    Pro Forma        Consolidated
                                                     Subsidiaries(i)    Inc. (j)       PWS (k)      Adjustments       As Adjusted
                                                     --------------   -----------    -----------  --------------      ------------
Revenues                                               $ 4,653,069    $   602,458    $   439,761                      $ 5,695,288

Operating costs                                          4,058,840        544,276        312,103                        4,915,219
Depreciation and amortization                              464,514         31,128         14,250    $   155,273 (l)       665,165
                                                       -----------    -----------    -----------    -----------       -----------

     Income (loss) from operations                         129,715         27,054        113,408       (155,273)          114,904
Interest expense and amortization of debt discount        (136,070)          (622)        (4,441)      (250,000)(m)      (391,133)
Other income (loss)                                         50,116        675,000                                         725,116
                                                       -----------    -----------    -----------    -----------       -----------

     Income (loss) before provision for income taxes        43,761        701,432        108,967       (405,273)          448,887
(Provision) benefit for income taxes                                     (248,718)       (37,049)       117,029 (g)      (168,738)
                                                       -----------    -----------    -----------    -----------       -----------

     Net income (loss)                                 $    43,761    $   452,714    $    71,918    $  (288,244)      $   280,149
                                                       ===========    ===========    ===========    ===========       ===========

Net income (loss) per common share (n)                 $      0.02                                                    $      0.12
                                                       ===========                                                    ===========

Weighted average number of common shares
   outstanding (n)                                       2,245,742                                                      2,418,973
                                                       ===========                                                    ===========


See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS


The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 gives effect to the consolidated results of operations for the year ended December 31, 1996, as if the acquisition of Petro
- Log, PWS, Dyna Jet, and the issuance of debt occurred on January 1, 1996. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1997 gives effect to the consolidated results of operations for the six months ended June 30, 1997, as if the acquisition of Petro - Log, PWS, and the issuance of debt occurred on January 1, 1997. These results are not necessarily indicative of the consolidated results of operations of the Company as they may be in the future, or as they might have been had these events been effective at January 1, 1996 and 1997, respectively. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company, Petro - Log, and Dyna Jet and the related notes thereto.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE AS FOLLOWS:

(a) Represents the condensed consolidated results of operations of the Company for the year ended December 31, 1996.

(b) Represents the condensed results of operations of Dyna Jet for the period January 1, 1996 to November 20, 1996, the acquisition date by the Company.

(c) Represents the condensed results of operations of Petro - Log for the year ended March 31, 1997. Petro-Log was acquired by the Company on June 9, 1997.

(d) Represents the condensed results of operation of PWS, Inc. for the year ended December 31, 1996. PWS was acquired by the Company on June 9, 1997.

(e) Represents the net increase in depreciation expense ($378,937) and the increase to amortization ($83,500) of the cost over fair value of net assets acquired over ten years as a result of the preliminary purchase price allocation. Depreciation expense of ($43,188) was also reduced to reflect the distribution of certain assets to the former stockholders of Petro - Log and Dyna Jet.

(f) Reflects the increase in interest costs ($500,000) resulting from additional debt of $5,000,000 with effective interest at 10% associated with the financing of Petro - Log and PWS and the reduction to interest costs ($955) on a note payable to the former stockholder of Dyna Jet.

(g)  Reflects applicable income tax effects of adjustments.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS, CONTINUED


(h) Pro forma weighted average number of common shares outstanding reflects the increase to common stock equivalents using the treasury stock method for 666,000 warrants issued on June 9, 1997 in connection with the issuance of debt. The proceeds of this debt were used to, among other things, purchase Petro - Log and PWS. The pro-forma weighted average also reflects 600,000 additional shares issued on October 25, 1996. The proceeds of this offering were used to, among other things, purchase Dyna Jet. The pro-forma weighted average also reflects 133,333 shares of common stock issued to the former owners of PWS in connection with its acquisition.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997 ARE AS FOLLOWS:



(i) Represents the condensed consolidated results of operations of the Company for the six months ended June 30, 1997.

(j) Represents the condensed results of operations of Petro - Log for the six months ended March 31, 1997.

(k) Represents the condensed results of operations of PWS for the six months ended March 31, 1997.

(l) Represents the increase in depreciation expense ($139,207) and the increase to amortization ($30,535) of the cost over fair value of net assets acquired over ten years. Depreciation expense ($14,469) was also reduced to reflect the distribution of certain assets to the former stockholders of Petro Log as a result of preliminary purchase price allocation.

(m)  Reflects  the  increase  in  interest  costs   ($250,000)   resulting  from
     additional debt of $5,000,000 with effective interest at 10% associated with the financing of Petro - Log and PWS.

(n) Pro forma weighted average number of common shares outstanding reflects the increase to common stock equivalents using the treasury stock method for 666,000 warrants issued on June 5, 1997 in connection with the issuance of debt. The proceeds of this debt were used to, among other things, purchase Petro - Log and PWS. The pro-forma weighted average also reflects 133,333 shares of common stock issued to the former owners of PWS in connection with its acquisition.